SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2004

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois

      1-7807

      36-2088911

        (State or other jurisdiction    (Commission File Number)     (IRS Employer Identification No.)

           of  Incorporation)

2005 West Avenue B, Hope, Arkansas

    71801

(address of principal executive offices)

(Zip Code)

(870) 777-8821

Registrant's telephone number, including area code

ITEM 5.

Other Events and Regulation FD Disclosure

On February 6, 2004, Champion Parts, Inc., an Illinois corporation, entered into an amendment to the Loan and Security Agreement with Congress Financial Corporation extending the maturity date of its revolving line of credit and its term loan from February 8, 2004 to May 8, 2004.  Under the terms of the amendment, the total line of credit will decrease from $14,000,000 to $10,500,000 and Revolving Loan Interest Rate and Term Loan Interest Rate will increase to 2.75% and 3% in excess of the Prime Rate, respectively.  For a more complete statement on the terms of the First Amendment to Loan and Security Agreement, reference is made to a copy thereof filed as an Exhibit 99 to this report.  The Company is continuing discussions with other lenders to replace the existing line of credit.

ITEM 7.

Financial Statements and Exhibits

(c)

The following exhibit is furnished with this document:

Number

Exhibit

99

First Amendment to Loan Security Agreement

Congress Financial Corporation (Southwest)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

/s/  Richard W. Simmons

Richard W. Simmons

Vice President Finance, CFO and Secretary

Dated:  February 6, 2004